UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 31, 1997

                     TRANSAMERICAN WASTE INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)


       DELAWARE                       0-19615                  13-3487422
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)

                            314 NORTH POST OAK LANE
                                HOUSTON, TEXAS
                                     77024
                    (Address of principal executive office)
                                  (Zip Code)

                                (713) 956-1212
             (Registrant's telephone number, including area code)

                    The Exhibit index is located on page 6.
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ITEMS 2 AND 5.  ACQUISITION OR DISPOSITION OF ASSETS; OTHER EVENTS.

      GENERAL

      On January 31, 1997, TransAmerican Waste Industries, Inc., a Delaware corporation, through one of its wholly owned subsidiaries (the "Company"), acquired certain solid waste collection and disposal assets and operations of Sanifill, Inc. ("Sanifill") located in the Houston, Texas area (the "Sanifill Assets"). In connection with the acquisition of Sanifill by USA Waste Services, Inc. ("USA Waste") in 1996, the United States Department of Justice ordered the divestiture of the Sanifill Assets, and pursuant to the order, the Company submitted a bid which was subsequently accepted. The total consideration for the purchase of the Sanifill Assets was $13,600,000 in cash plus warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $1.50 per share (the "USA Warrants"). The USA Warrants are exercisable for a period of five years from the closing date of the Company's acquisition of the Sanifill Assets. The Company is obligated within six months to register for resale the Common Stock issuable upon the exercise of the USA Warrants.

      THE SANIFILL ASSETS

      The Sanifill Assets consist of assets used in connection with (a) the servicing of approximately 4,000 commercial waste collection and disposal accounts in the Houston, Texas metropolitan area, (b) the servicing of approximately 100,000 residential waste collection and disposal accounts in the Houston, Texas metropolitan area, (c) a construction and demolition ("C&D") landfill located in Galveston County, Texas, (d) two office, maintenance and parking facilities (one of which will become the Company's corporate headquarters), and (e) preferred pricing for disposal of waste at USA Waste's Baytown, Texas and Brazoria County, Texas landfills. As to the preferred pricing contract, USA Waste will operate the gate, scale house, and disposal areas of these landfills as the Company's agent under terms and conditions no less favorable than the most favorable terms provided to USA Waste's vehicles or the vehicles of any municipality or other customer in the Houston area. These airspace rights grant the Company the option to dispose of waste over a ten-year period beginning on the date of divestiture of a total of two million tons of municipal solid waste ("MSW") in amounts up to 270,000 tons of MSW per year.

      FINANCING

      Financing for the transaction was arranged through a combination of debt and equity sources.

      (a) BANK FINANCING. In connection with the transaction, the Company entered into a bank facility in the amount of $8.5 million (the "Bank Facility") composed of (i) a $7.5 million note bearing interest at the prime rate plus 1%, to be repaid based upon a five year amortization schedule and having a final maturity of February 15, 1999, and (ii) a $1 million revolving line of credit at prime rate plus 1% having a final maturity of February 15, 1998. The Bank Facility

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is secured by a security interest in all assets of the Company's subsidiary, including the Sanifill Assets. The Bank Facility is guaranteed by the Company and personally guaranteed by Tom J. Fatjo, Jr., the Chief Executive Officer and Chairman of the Board of the Company, and by Robert K. Moses, Jr. As consideration for his guarantee, the Company issued Mr. Moses warrants having a term of five years to purchase a total of three million shares of Common Stock. The exercise price of such warrants with respect to two million shares is $1.00 per share, and the exercise price with respect to the remaining one million shares is $1.25 per share. In addition, the Company granted Mr. Moses the right to designate up to three members of the Company's Board of Directors.

      (b) SHARE OFFERING. The Company raised $6,750,000 in equity financing by issuing 11,250,000 shares of its Common Stock through a private placement arranged by a placement agent (the "Placement Agent") at a price of $.60 per share (the "Offering"). The Company will file within four months of the Closing a registration statement covering the resale of the Shares under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") and in such states as the Company and the holders may select. The Company has agreed to use its best efforts to cause such registration statement to become effective within seven months of the Closing. If, subject to certain exceptions, within seven months of the Closing, such registration statement is not effective for at least six months out of the nine month period immediately following the date on which the registration initially becomes effective, then the Company shall be obligated to issue to each purchaser in the Offering, at a purchase price of $.01 per share, additional shares of Common Stock equal to 50% of the number of shares purchased by such person in the Offering.

      BRIDGE NOTES

      In connection with the Company's execution of the definitive agreement to purchase the Sanifill Assets in December, 1996, the Company borrowed $700,000 from an investment limited partnership under an agreement in principle dated December 3, 1996 (the "December Note"). The December Note was to mature on the earlier of the Company's next placement of debt or equity securities (subject to certain exceptions) or August 8, 1997, had an interest rate of 12% per annum, and was convertible into shares of Common Stock at $1.00 per share. The Company also issued warrants that entitled the holder of the December Note to purchase an aggregate of 300,000 shares of the Company's Common Stock for $0.75 per share, expiring on December 3, 2001. In connection with the December Note, the agreement in principle stated that, among other terms, the $1,500,000 loan made in August, 1996 by the same partnership (together with the December Note, the "Bridge Notes") would be extended to mature on August 8, 1997, and the exercise price of 275,000 warrants issued in connection with such loan would be reset to $1.00 per share.

      As of January 31, 1997, the Company had repaid the December Note and exchanged the $1,500,000 note issued by the Company in August 1996 for a $1,500,000 note convertible into shares of the Company's Common Stock at $1.12 per share. In connection therewith, the Company obtained certain waivers, consents and releases necessary to consummate the

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acquisition of the Sanifill Assets and the transactions related thereto. In addition, the Company repriced the 575,000 warrants previously issued to such investment limited partnership to have an exercise price of $.60 per share.

      1997 STOCK PARTICIPATION PLAN

      Effective January 1, 1997, the Board of Directors of the Company approved the TransAmerican Waste Industries, Inc. 1997 Stock Participation Plan ("Participation Plan"), pursuant to which the Company will issue restricted shares of Common Stock to the executive officers and certain key employees of the Company who are selected in the discretion of the Compensation Committee of the Board of Directors ("Committee"). Pursuant to the Participation Plan, the Company has issued 833,334 shares of Common Stock to seven participants under the Participation Plan.

      The shares awarded under the Participation Plan (the "Restricted Shares") are registered in the name of the grantee but are held by the Chairman of the Board of Directors of the Company until such time as the restrictions on their transfer have expired. The Restricted Shares will vest in equal 20% increments on each anniversary of the grant date over a five-year period. If the grantee should voluntarily terminate his employment or retire, or if his employment is terminated by the Company for any reason other than for cause, the grantee will forfeit his right to receive any shares that are not vested at the time of termination. In the event that the grantee is terminated for cause, he will forfeit all rights to receive any vested or unvested shares. If the grantee's employment is terminated due to his death or disability, or if a change of control of the Company should occur before the grantee's employment has been terminated, then all unvested shares will automatically become 100% vested.

      In the event that the grantee's employment is not terminated within the five-year vesting period, as of the expiration of such period, the Company will issue and deliver to the grantee a certificate for all the grantee's vested shares free of restrictions. In the event that the grantee's employment is terminated for any reason except cause before the end of the five-year vesting period, or in the event of a change of control of the Company regardless of whether his employment is terminated, at such time the Committee shall issue and deliver to grantee a certificate for all vested shares free of restrictions.

      PARTICIPATION PLAN BANK LOAN

      The Company has received a bank loan in the amount of $500,000 ("Bank Loan") to acquire 833,334 shares of Common Stock from the Company at $.60 per share pursuant to the Participation Plan. The terms of the Bank Loan required the Company to execute a $500,000 note bearing interest at 9% per annum to be repaid based upon a five-year amortization schedule. The Bank Loan is secured by the shares of the Company's Common Stock to be granted pursuant to the Participation Plan and is guaranteed personally by Tom J. Fatjo, Jr., the Chief Executive Officer and Chairman of the Board of the Company.

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      CORPORATE GOVERNANCE

      In connection with the closing of the Offering, the Board of Directors authorized the creation of a committee of officers (the "Management Committee") to be responsible for the oversight of the day-to-day management of the Company. The Board of Directors shall appoint the members of the Management Committee and shall instruct the executive officers of the Company, including the members of the Management Committee, to consult with the members of such committee prior to making any decision or taking any action which the officer believes, using his best judgment, would have a significant effect on the business of the Company or a material effect on its profitability. The Management Committee consists of four members, who initially will be Tom J. Fatjo, Jr., Lance C. Ruud, J. David Green and Jerome M. Kruszka. In addition, a representative designated by the Placement Agent (which initially will be George L. Ball) shall be entitled to serve on the Board of Directors of the Company and on any committee thereof to which the Management Committee may be designated to report.

      SUMMARY OF SHARES ISSUED

      The following table summarizes the total number of shares issuable upon the consummation of the Offering and the transactions described in this Form 8-K.

                                        NUMBER OF
                                   SHARES OR WARRANTS

Offering                                 11,250,000
USA Waste Warrants                        1,500,000
Guarantor Warrants                        3,000,000
Participation Plan                          833,334
Placement Agent Warrants                  1,125,000
Bridge Note Warrants                        575,000
                                         ----------
      Total                              18,283,334
                                         ==========

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of the business acquired are not included in this initial report and will be filed by amendment not later than 60 days after the date that the initial report on this Form 8-K must be filed.

      (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information relating to the Company's acquisition of the Sanifill Assets are not included in this initial report and will be filed by amendment not later than 60 days after the date that the initial report on this Form 8-K must be filed.

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      (c)   EXHIBITS.                                             PAGE NUMBER

      2.1 Purchase and Sale Agreement among the Company and            9
Sanifill, Inc., Sanifill of Texas Hauling, Inc., Sunray Services,
Inc., S & J Landfill Limited Partnership, and Brazoria County
Recycling Center, Inc. dated December 3, 1996 (the "Stock Purchase
Agreement").

      2.2 Amendment to Stock Purchase Agreement dated December 4,     37
1996.

      2.3 Second Amendment to Stock Purchase Agreement dated          40
December 12, 1996.

      2.4 Third Amendment to Stock Purchase Agreement dated December  43
31, 1996.

      2.5 Fourth Amendment to Stock Purchase Agreement dated January  49
30, 1996.

      4.1 Stock Purchase Warrant dated January 31, 1997.              53

      4.2 Warrant to Purchase Common Stock of the Company dated       58
January 31, 1997 entitling Robert K. Morris to purchase 2,000,000 shares.

      4.3 Warrant to Purchase Common Stock of the Company dated       75
January 31, 1997 entitling Robert K. Morris to purchase 1,000,000 shares.

      4.4 Warrant to Purchase Common Stock of the Company dated       92
January 31, 1997 entitling Sanders Morris Mundy Inc. to purchase
1,000,000 shares.

      4.5 Warrant to Purchase Common Stock of the Company dated      109
February 10, 1997 entitling Sanders Morris Mundy Inc. to purchase
125,000 shares.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSAMERICAN WASTE INDUSTRIES, INC.


Date:  February 18, 1997          By:/s/ LANCE C. RUUD
                                         Lance C. Ruud, Senior Vice President
                                          and Chief Financial Officer

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